Exhibit 99.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. Section 1350

                  Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of C2, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

____________________________
William T. Donovan
March 20, 2003

                                       48